EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-51470 and 333-52766) pertaining to the Garmin Ltd. Employee Stock Purchase Plan, Garmin Ltd. 2000 Equity Incentive Plan, Garmin Ltd. Non-Employee Director Option Plan, and the Garmin International, Inc. Savings and Profit Sharing Plan of our report dated February 7, 2001, with respect to the consolidated financial statements and schedule of Garmin Ltd. included in the Annual Report (Form 10-K) for the year ended December 30, 2000.


                                                  /s/ Ernst & Young LLP
                                                  Ernst & Young LLP

Kansas City, Missouri
March 28, 2001